SCHEDULE 14A
(RULE 14A – 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12
☐	CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6 (e) (2) )

Ohio Casualty Corporation
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Liberty Mutual Group May 9, 2007

Please note Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a proxy statement of Ohio Casualty and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OHIO CASUALTY CORPORATION AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Ohio Casualty on the SEC's website at http://www.sec.gov. Free copies of Ohio Casualty's SEC filings are also available from Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, Attention: Investor Relations. Participants in the Solicitation Ohio Casualty and its executive officers, directors, other members of management, employees and Liberty Mutual may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ohio Casualty's shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of Ohio Casualty is set forth in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 4, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Operating Performance ($ Millions) Revenue Pre-Tax Op. Income Personal Markets $6,695 $782 Agency Markets 6,246 632 Commercial Markets 4,771 301 Liberty International 4,900 467 Other 908 (542) Total $23,520 $1,640 2006 results

Organizational Structure: Personal Markets 8th largest writer of personal lines P&C in U.S. Market leader in affinity marketing--9,800 relationships Multi-distribution: 1,600 direct sales representatives 350 direct response sales counselors Internet Prudential Agents 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Auto Home Other Other RAM Product Mix 0.67 0.29 0.04 0.04 0.11 Product Mix Auto 67% Home 29% Other 4%

Commercial Markets Five Marketing Groups: % of DWP National 41% Business 31% Other Markets (rein. ; servicing carrier) 11% LM Property 9% Group Market 8% Leader in workplace safety and loss prevention Multi-distribution: Direct Sales Brokers Consultants WC GL Auto Group CMP Other Product Mix 0.58 0.13 0.11 0.07 0.07 0.04 Product Mix WC 58% GL 13% Auto 11% Group 7% Other 4% CMP 7%

International Second largest U.S.-based international P&C insurer Personal and small commercial in 14 countries Specialty and reinsurance globally through 31 Liberty International Underwriters offices Number one in Colombia and Venezuela; top ten in Argentina, Chile, Portugal, Spain, Singapore and Thailand Recent expansion into Vietnam, Turkey and Poland Local LIU Auto Group CMP Other Product Mix 0.53 0.47 0.11 0.07 0.07 0.04 Product Mix Local Business 53% LIU 47%

Agency Markets Full range of personal and small commercial products and services 11 Regional and three other operating companies Combines the best of regionals with the financial strength and operating excellence of nationals 6,500 independent agents and brokers WC WC CMP Com Auto Per Auto Home GL Other Com Surety Other Per Product Mix 0.42 0.21 0.12 0.07 0.04 0.05 0.04 0.04 0.01 Product Mix CMP 21% Comm. Auto 12% Per. Auto 7% Home 4% GL 5% WC 42%* * WC Wausau: 16%; Summit: 14%; Regionals 12% Surety 4% Other Personal 1% Other Commercial 4%

CM PM Corp AM Inter 0.39 0.33 0.01 0.11 0.21 Revenue Diversification CM PM Corp AM Inter 0.2 0.24 0.09 0.26 0.21 1998 2006 International 16% Commercial 39% International 21% Personal 33% Personal 24% Commercial 20% RAM 11% Agency Markets 26% $9.6 Billion $23.5 Billion Corp. Other 9%

Direct Sales Ind Agents Exl Agents Brokers Other 0.39 0.32 0.04 0.18 0.07 Distribution Channel Diversification Direct Sales 1 Direct Sales Ind Agents Exclusive Agents Brokers Other RAM 0.39 0.32 0.04 0.18 0.07 0.26 1993 2006 Independent Agents 32% Exclusive Agents 4% Brokers 18% Direct Sales Force 39% Direct Sales Force Other 7%

Guiding Principles We behave with integrity We treat people with dignity and respect We provide superior products and services at a fair price